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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9 (July 31, 2002)

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14469 (Commission File Number)	046268599 (IRS Employer Identification No.)
115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)		46204 (Zip Code)

Registrant's telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On July 31, 2002, the Registrant issued a press release containing information on earnings for the quarter ended June 30, 2002 and other matters. A copy of the press release is included as an exhibit to this filing.

        On July 31, 2002, the Registrant held a conference call to discuss earnings for the quarter ended June 30, 2002 and other matters. A transcript of this conference call is included as an exhibit to this filing.

        On August 9, 2002 the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant's paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of June 30, 2002, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.

Item 7. Financial Statements and Exhibits

        Financial Statements:

          None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing
99.1	Supplemental Information as of June 30, 2002	5
99.2	Earnings Release for the quarter ended June 30, 2002	43
99.3	Teleconference Text for the quarter ended June 30, 2002	51

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 9, 2002
SIMON PROPERTY GROUP, INC.
	By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP

Table of Contents

As of June 30, 2002

Description		Page
Exhibit 99.1	Supplemental Information
	Company Overview
	Overview (reporting calendar, stock information, corporate ratings and corporate governance)	5-7
	Ownership Structure	8-9
	Financial Data
	Selected Financial Information
	Financial Highlights and Operational Statistics	10
	Equity Information	11
	Debt-to-Market Capitalization	11
	Miscellaneous Balance Sheet Data	11
	Balance Sheets	12
	Income Statements	13
	Analysis of Other Income and Other Expense	14
	EBITDA Composition and Asset Mix	15
	Operational Data
	Portfolio GLA, Occupancy & Rent Data	16
	Rent Information	17
	Lease Expirations	18-19
	Top Regional Mall Tenants	20
	Property Listing	21-26
	Development Activity
	Capital Expenditures	27
	Development Activity	28
	Land Held for Future Development and Construction-in-Progress	29
	Balance Sheet Information
	Debt Amortization and Maturities by Year	30
	Summary of Indebtedness	31
	Summary of Indebtedness by Maturity	32-38
	Unencumbered Assets	39-41
	Preferred Stock/Units Outstanding	42
	Quarterly Earnings Announcement
Exhibit 99.2	Press Release	43-50
Exhibit 99.3	Conference Call Text—July 31, 2002	51-56

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SIGNATURES
SIMON PROPERTY GROUP Table of Contents As of June 30, 2002